Fansteel Inc.
                            Number One Tantalum Place
                         North Chicago, Illinois  60064










                    Notice of Annual Meeting of Stockholders
                                 April 24, 1996

                                                                  March 22, 1996
To the Stockholders
 of Fansteel Inc.:

  Notice hereby is given that the Annual Meeting of Stockholders of Fansteel Inc. will be held at The Sheraton Stamford Hotel, 1 First Stamford Place, Stamford, Connecticut, on April 24, 1996, at 11:00 a.m., Eastern Daylight Time, for the purposes of:

  (1)     Electing six Directors to serve until the next Annual
          Meeting of Stockholders or until their successors are elected;

  (2)     Adopting a Long-Term Incentive Compensation Plan;

  (3) Ratifying the appointment of Ernst & Young LLP, Certified Public Accountants, as auditors of the Company for the year ending December 31, 1996; and

  (4) Transacting such other business as may be brought before the meeting.

  The Board of Directors has fixed the close of business on March 1, 1996, as the record date for the determination of stockholders entitled to notice of and to vote at said meeting.

  A list of the stockholders entitled to vote at the Annual Meeting will be open to the examination of any stockholder for at least ten days prior to the Annual Meeting at Number One Tantalum Place, North Chicago, Illinois 60064 for any purpose germane to such meeting, during ordinary business hours.

  STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE URGED TO COMPLETE, DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                             By order of the Board of Directors,

                                                      Michael J. Mocniak
                                                           Secretary






                                  Fansteel Inc.

                            Number One Tantalum Place
                         North Chicago, Illinois  60064






                                 Proxy Statement


                             SOLICITATION OF PROXIES

  This statement is furnished in connection with the solicitation of Proxies on behalf of the Board of Directors ("Board") of Fansteel Inc. (the "Company") to be voted at the Annual Meeting of Stockholders, including any and all adjournments thereof, to be held on April 24, 1996.

  If the enclosed Proxy is executed and returned it will be voted in accordance with the specifications thereon, and if there are no specifications thereon, it will be voted in accordance with the proposals recommended by the Board. The only business which the Board intends to present, or knows that others will present, at the Annual Meeting, is specified in the accompanying notice of the meeting. If, however, any other matters properly come before the meeting for action, it is intended that the persons named in the enclosed form of Proxy will vote the same in accordance with their best judgment on such matters.

  The enclosed Proxy may be revoked at any time insofar as it has not been exercised.

  The enclosed proxy material is being mailed to stockholders on or about March 22, 1996. The cost of preparing, assembling and mailing the enclosed proxy material will be paid by the Company.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

  On March 1, 1996, the record date for determination of stockholders entitled to notice of and to vote at said Annual Meeting, the Company had outstanding 8,598,858 shares of Common Stock, each of which is entitled to one vote.

  The persons owning beneficially 5% or more of the Company's outstanding Common Stock as of March 1, 1996, and the stock ownership of all the Officers and Directors of the Company as a group as of that date are as follows:



                                                    Amount
         Name and Address of                     Beneficially      Percent
          Beneficial Owner                          Owned          of Class

     T. M. Evans                                  4,050,786        47.11%(1)
       500 Round Hill Road
       Greenwich, CT  06831

     R. B. Haave Associates, Inc.                  801,000          9.32%
       270 Madison Avenue
       New York, NY  10016

     Dimensional Fund Advisers Inc.                610,300          7.10%
       1299 Ocean Avenue
       11th Floor
       Santa Monica, CA  90401

     All Officers and Directors as a group           25,488          .20%
     (4 persons)


(1) These shares do not reflect 15,116 shares the beneficial ownership of which is held on behalf of B. B. Evans, wife of T. M. Evans.


                       NOMINEES FOR ELECTION AS DIRECTORS

  Unless the stockholder has exercised the right to withhold such vote for any nominee, the persons named in the enclosed Proxy will vote in favor of the election of all of the six nominees named below as Directors to serve until the next Annual Meeting of Stockholders or until their successors are elected. If, as a result of circumstances not known or unforeseen, any nominee shall be unavailable to serve as a Director, Proxies will be voted for the election of such other person or persons as the Board may select. The following table sets forth pertinent information with respect to such nominees, including their principal business experience and shares of the Company's Common Stock beneficially owned by them, directly or indirectly, on March 1, 1996.



                                                  Year in
                                                   Which
                                                   First
                                                   Became   Shares of
                            Principal Business    Director   Common
                                Experience          ofthe  Stock Owned  Percent
          Name        Age  and Other Information  Company  Beneficially of Class

       B. B. Evans     72  Mrs. Evans is a        1983       15,116(1)   0.18%
                           Director of HBD
                           Industries, Inc.

       R. S. Evans     52  Chairman of the        1992          -          -
                           Board and Chief
                           Executive Officer
                           of Crane Co. and
                           Medusa Corporation
                           for the past five
                           years, and a
                           Director of HBD
                           Industries, Inc.
                           He is a son of T.M.
                           Evans.

     T. M. Evans,     58   Mr. Evans was a        1986          -          -
     Jr.                   partner of Bregman,
                           Surnamer, Weissman
                           & Co.  He has
                           engaged in personal
                           investments since
                           1988.  Mr. Evans is
                           a Director of HBD
                           Industries, Inc.
                           He is a son of T.
                           M. Evans.

     W. D. Jarosz     43   Mr. Jarosz is and      1995          -          -
                           has been President
                           and Chief Executive
                           Officer of the
                           Company since June,
                           1995 and was
                           President and Chief
                           Operating Officer
                           from February, 1995
                           to June, 1995.
                           From December, 1992
                           to February, 1995,
                           Mr. Jarosz managed
                           the Company's
                           Plantsville, CT
                           operation and prior
                           to December, 1992,
                           he held the
                           position of General
                           Manager at a number
                           of companies within
                           HBD Industries,
                           Inc.


                                                 Year in
                                                  Which
                                                  First
                                                 Became    Shares of
                           Principal Business   Director    Common
                              Experience          ofthe   Stock Owned   Percent
         Name        Age  and Other Information  Company  Beneficially  of Class

       J. S. Petrik   66   Mr. Petrik is Vice     1985        2,000    less than
                           President and                                  0.1%
                           Director, Retired,
                           Turner Broadcasting
                           System, Inc.  From
                           1992 to 1995 he was
                           Consultant, New
                           Technologies,
                           Turner Broadcasting
                           System, Inc.  Prior
                           to 1988 and until
                           1992, he was
                           Chairman of Turner
                           Program Services,
                           Vice President of
                           Syndication and
                           Licensing and a
                           member of the Board
                           of Directors of
                           Turner Broadcasting
                           System, Inc.

     C. J. Queenan,   65   Mr. Queenan is a       1982        7,872    less than
     Jr.                   senior counsel of                              0.1%
                           the law firm of
                           Kirkpatrick &
                           Lockhart LLP.  Mr.
                           Queenan is also a
                           Director of
                           Allegheny Ludlum
                           Corporation, Crane
                           Co., and Medusa
                           Corporation.

  Each of the above-named persons has continuously served as a Director of the Company since the year shown in the table.



(1) Does not include 4,050,786 shares of Common Stock held by T. M. Evans, husband of B. B. Evans. Mrs. Evans disclaims any beneficial interest in the above mentioned shares.



  During 1995 there were six Board meetings. Each Board member attended at least 75% of the meetings of the Board except Mr. E. P. Evans, who resigned from the Board of Directors in November, 1995, and Mr. T. M. Evans, Jr., who attended 67% of all Board meetings. In addition, each member of the Audit Committee attended all of the meetings of the Audit Committee, except Mr. T. M. Evans, Jr., who attended 33 1/3%.

  Messrs. C. J. Queenan, Jr. (Chairman), T. M. Evans, Jr., and J. S. Petrik were members of the Audit Committee from January 1, 1995 through December 31, 1995. The Committee held three meetings during the year 1995. The Committee reviews the scope and results of the audit and proposes appointment of the auditors subject to the approval of the Board and ratification of the stockholders. The Committee also reviews the Company's system of internal controls and procedures with the auditors and the rendering of non-audit services by the auditors. Messrs. R. S. Evans (Chairman), J. S. Petrik, and C. J. Queenan are members of the Compensation and Nominating Committee which was established on January 26, 1993. The Committee held one meeting in 1995. The Committee reviews all matters relating to executive compensation.

  During 1995 the Company retained the law firm of Kirkpatrick & Lockhart, of which firm Mr. Queenan is Senior Counsel.


                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

                           SUMMARY COMPENSATION TABLE

                                                         Long-term    All Other
                            Annual Compensation        Compensation Compensation
                                                         Awards          (2)
                                                         Securities
   Name & Principal                                      Underlying
   Position            Year  Salary      Bonus   Other   SAR's (1)


   Keith R. Garrity    1995 $130,846   $     0  $12,600     $     0       $2,713
     Chairman of the   1994  252,001    50,000   25,876           0        7,223
     Board, Chief      1993  248,759         0   23,498           0        3,777
     Executive Officer
     and President
     (Deceased)

   William D. Jarosz   1995  164,366    40,000    3,002           0        2,799
     President and     1994   80,366         0      454           0        6,060
     Chief Executive   1993   75,001         0      388           0            0
     Officer

   Michael J. Mocniak  1995  169,077    30,000      880           0        2,821
     Vice President,   1994  150,508    19,000      717           0        4,314
     Secretary and     1993  137,757         0      377           0        2,147
     General Counsel

   R. Michael McEntee  1995  154,077    30,000    1,883           0        2,596
     Vice President    1994  135,878    19,000    1,800           0        3,894
     and Chief         1993  125,915         0    1,095           0        1,970
     Financial Officer



(1) Reported in number of units.

(2) Amounts of All Other Compensation are amounts contributed or accrued for fiscal years 1995, 1994 and 1993 under the Company's Savings and Profit Sharing Plans.

                               12/31/95 SAR VALUES


                                                        Number of
                                                       Unexercised
                                                        SAR's at
                                                       12/31/95(#)

                                                      Exercisable/
                    Name                            Unexercisable(1)

               Keith R. Garrity                            -/-

               William D. Jarosz                           -/-

               Michael J. Mocniak                        1,000/-

               R. Michael McEntee                        8,000/-



There were no in-the-money SAR's at December 31, 1995 as the fair market value of the Company's common stock on December 31, 1995 did not exceed the base price of the shares underlying the stock appreciation rights.





                               PENSION PLAN TABLE

                                      YEARS OF SERVICE

     Remuneration         15          20          25          30          35
     $125,000          $32,406     $38,208     $44,009     $49,811      $55,613
      150,000           39,156      46,208      53,259      60,311       67,363
      175,000           41,856      49,408      56,959      64,511       72,063
      200,000           44,556      52,608      60,659      68,711       76,763
      225,000           47,256      55,808      64,359      72,911       81,463
      250,000           48,049      56,748      65,447      74,146       82,845
      300,000           48,049      56,748      65,447      74,146       82,845
      400,000           48,049      56,748      65,447      74,146       82,845
      500,000           48,049      56,748      65,447      74,146       82,845

  The Fansteel Consolidated Employee Pension ("Plan") provides benefits to the executive officers of the Company as well as salaried and hourly employees. The annual benefit is calculated using the employee's salary, overtime pay, commissions and bonus payments as covered compensation. This covered compensation is essentially identical to the compensation reported in the Summary Compensation Table.

  The Plan provides benefits upon retirement at age 65 based upon years of service and compensation. Messrs. W.D. Jarosz, M.J. Mocniak, and R.M. McEntee have 2, 13, and 16 years of credited service, respectively, under the Plan. Mr. Garrity died in June of 1995 with forty years of credited service.

  Annual pension benefits payable under the Plan, at age 65, based on an annuity for ten years certain and for life thereafter, are equal to 1.8% of the employee's average annual compensation for each of his first 15 years of credited service, plus 1.0% of his average annual compensation for each year of credited service after the 15th year less .325% of the lesser of the employee's average compensation for the three years prior to retirement or the average of the taxable wage basis under the Social Security Act for each calendar year during the 35-year period ending with the year the employee attains Social Security retirement age multiplied by the lesser of the employee's actual years of credited service or 35. The amounts in the table have been reduced by the offset.

  The standard arrangement with the Directors provides for Directors' fees in the amount of $20,000 per year, $500 per board meeting attended, $1,000 per committee meeting attended, and $3,000 per year for serving as a committee chairman.

  Prior to the formation of the Compensation and Nominating Committee on January 26, 1993, all decisions regarding executive compensation were made by the entire Board. Any officer and employee of the Company who was a member of the Board participated in deliberations of the Board during the last completed fiscal year concerning executive officer compensation.



                 REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

  The Compensation and Nominating Committee of the Company reviews all matters relating to executive compensation and reports its actions and recommendations to the Board of Directors.

  The Company's policy on executive officer compensation is to provide compensation which enables the Company to attract and retain a highly qualified complement of executive officers who will enhance shareholder value by optimizing the profitability of the Company's manufacturing operations and maintaining sound, conservative fiscal policies. The Company's compensation package for 1995 consisted of three parts: base salary, a potential annual bonus and equity-related compensation.

  Base Salary. Base salaries are set near the median for similarly-sized businesses competing in the same or similar industries as the Company. The sources of comparisons are publications dealing with executive compensation.
The information reported in those publications does not usually reveal the identity of the companies which are the subject of the reports. The companies which are the basis of that information, accordingly, are not necessarily those which comprise the peer group for comparison of shareholder returns. By pegging salaries at a median level, the Company believes that it can attract and retain the caliber of executive officer desired.

  Incentive Compensation. During 1995 and previous years, annual bonuses were specifically related to corporate performance as evaluated by the Committee.
The factors that have been considered in determining whether a bonus would be paid and, if so, in what amount, were the Company's income before taxes, inventory turns, return on investment and speed of collection of accounts receivable. These incentive compensation criteria were designed to maximize the return to the Company's shareholders while maintaining liquidity for expanding existing businesses or acquiring new ventures. In determining the bonuses of the executive officers other than the Chief Executive Officer, additional factors such as the relative performance of the particular officer's area of functional responsibility and the individual officer's past performance and future potential were considered. For 1995, as reported in the accompanying Summary Compensation Table, bonuses were awarded to executive officers of the Company because the performance targets were attained.

  On January 23, 1996, the Committee approved a bonus plan for 1996 in which the executive officers will participate. This new plan will strengthen the performance-related nature of the Company's incentive compensation program by providing a more formal and objective plan structure and tying incentive pay more closely to performance measures that closely reflect stockholders' interests. The plan is based upon improvement in economic value added (EVA). EVA is the difference between the return on capital and the cost of that capital multiplied by the amount of capital invested. The key factors utilized in calculating bonuses under the new plan will be the Company's cost of capital, return on capital, capital employed, and net operating profit after tax.

  Under the new plan, the Committee will determine the portion of an available bonus pool which would be paid to executive officers. The total amount of the available pool will be calculated by comparing the current year's EVA with the prior year's EVA. If the prior year's EVA was negative, the bonus pool will be 25% of the difference. If the prior year's EVA was positive, the bonus pool will be 15% of the difference plus 6% of any positive EVA. The portion of the bonus pool awarded by the Committee to an executive officer will be added to an accrual account for such executive officer and one-third of the account balance will be paid out in cash to him. The accrual account balance can be reduced for years in which there is a decline in EVA. The Committee will determine each executive officer's award from the bonus pool based upon his relative performance for the year as well as his relative performance compared to the other officers. The Committee has the discretion to adjust the awards during the initial years of the plan to prevent any material discrepancies from awards under the prior bonus award format.

  Equity-Related Compensation. The Board of Directors established the Stock Appreciation Rights Plan (the "SAR Plan") in 1989. The Company utilizes stock appreciation rights for executive officers to provide longer-term performance-related incentives that link their rewards directly to shareholder gains. Awards under that SAR Plan are designed to provide officers and key employees with the long-term incentive to continue and increase their efforts to improve the operating results of the Company and thereby the value of the common stock. No stock appreciation rights were granted to any officer or employee in 1995.

  On February 18, 1996, the Board approved a long-term incentive plan (the "Incentive Plan"), subject to the approval of the stockholders of the Company at the 1996 Annual Meeting. The Incentive Plan will enable the Company to offer competitive equity-based compensation packages to executives, provide the Company flexibility in designing equity-based compensation programs to suit current needs and offer a vehicle for providing long-term, performance-based compensation to supplement the Company's existing programs.

  All executive officers and key employees of the Company and its subsidiaries are eligible to participate under the plan pursuant to which the Committee may grant Incentive Stock Options, non-qualified stock options, or combinations thereof, Stock Appreciation Rights, restricted shares and performance awards. A detailed summary of the plan is set forth in this Proxy Statement under the section entitled "Long-Term Incentive Plan." The Committee is responsible for administering the plan. At this time, however, no criteria for granting awards have been developed, nor have any awards to any officers or key employees been granted.

  Chief Executive Officer Compensation. William D. Jarosz was elected President and Chief Operating Officer of the Company in February 1995. In those capacities, he replaced Keith R. Garrity who had become seriously ill. Mr. Garrity remained as Chairman of the Board until his death in June 1995, at which time Mr. Jarosz was elected President and Chief Executive Officer.

  Mr. Garrity's base salary was not increased in 1995. Mr. Jarosz's base salary was initially set at a level below that which Mr. Garrity had been receiving, and his salary was not increased in 1995. Mr. Jarosz received a bonus for 1995 based upon the attainment of performance objectives for the year, as determined by the Committee.

  On February 16, 1995, the Board of Directors authorized the establishment of a Supplemental Retirement Income Plan solely for the purpose of providing benefits for Mr. Garrity to compensate for the impact of Internal Revenue Code limitations on the benefits payable to Mr. Garrity under the Fansteel Consolidated Employees' Pension Plan. At the time, Mr. Garrity was Chairman of the Board and Chief Executive Officer of the Company. The Board of Directors made the decision to establish the Supplemental Plan because of Mr. Garrity's lengthy service and dedicated efforts on behalf of the Corporation so that he and his spouse would receive pension payments in the amounts originally envisaged by the Fansteel Consolidated Employees' Pension Plan prior to limitations subsequently imposed by the Internal Revenue Code of 1986, as amended. The Supplemental Retirement benefit of $2,208.66 per month commenced in June 1995 upon Mr. Garrity's death and is payable for life to his surviving spouse.

  Other Matters. On January 15, 1996, the Board of Directors directed that the Company enter into a Change in Control Agreement with each of the three executive officers which provides appropriate protections to such executives in the event of a change in control of the Company. Such Agreements are intended to ensure that the Company be able to receive and rely upon the advice of key executives with respect to a possible change in control without concern that they may be distracted by the personal uncertainties and risks created by the possibility of a change in control. A detailed summary of the Change in Control Agreements is set forth in this Proxy Statement in the section entitled "Change in Control Agreement."

  The Company does not anticipate that it will be affected in the near future by
Section 162(m) of the Internal Revenue Code, which imposes an annual limit of $1,000,000 per person on the federal income tax deduction for executive compensation. If the Company should determine that this limitation might impact the Company, the Company would likely take the necessary steps to bring its compensation programs into compliance with Section 162(m) so that non-deductibility would be avoided.

     R. S. Evans, Chairman of the Committee
     C. J. Queenan, Jr.
     J. S. Petrik



The Company compares its total shareholder return in the following performance graph with the MG Industry Group 012 - Aerospace Components as well as the MG Industry Group 301 - Metals Fabrication. The Company began comparing its shareholder returns in 1994 with MG Industry Group 301 - Metal Fabrications as a better measure of the overall business of the Company and because of the reduced concentration of the Company's sales in the aerospace components market in 1994 as compared to previous years.



Note:  Performance graph submitted in paper format under cover of Form SE.





                 THE 1996 LONG-TERM INCENTIVE COMPENSATION PLAN


  The following summary of the 1996 Long-Term Incentive Compensation Plan (the "1996 Plan") is qualified in its entirety by reference to the complete text of the 1996 Plan which appears as Exhibit A to this Proxy Statement.

ADMINISTRATION

  The 1996 Plan will be administered by the Compensation and Nominating Committee (the "Committee"). No member of the Committee or other non-employee Director will be eligible to receive shares or other awards under the 1996 Plan.

AMOUNT OF STOCK

  The 1996 Plan will provide for awards of up to 400,000 shares of Common Stock, subject to anti-dilution adjustments upon the occurrence of significant corporate events. The shares to be offered under the 1996 Plan will be either authorized and unissued shares or issued shares which have been reacquired by the Company.

ELIGIBILITY AND PARTICIPATION

  All officers and key employees of the Company or any subsidiary will be eligible to participate, including officers who are also Directors of the Company or its subsidiaries. The Committee may also grant awards to non-employees who, in the judgment of the Committee, render significant service to the Company or any of its subsidiaries. As of the date hereof, the Committee has made no determination as to the particular officers and key employees to whom long-term incentive benefits under the 1996 Plan will be awarded, the type of incentive compensation under the 1996 Plan which will be awarded or the number of share benefits which any person will be awarded. No participant can receive awards under the 1996 Plan in any calendar year in respect of more than 100,000 shares of Common Stock.

AMENDMENT OR TERMINATION

  The 1996 Plan has no fixed expiration date. The Committee will establish expiration and exercise dates on an award-by-award basis. However, for the purpose of awarding incentive stock options under Section 422 of the Internal Revenue Code ("Incentive Stock Options"), the 1996 Plan will expire ten years from its effective date.


STOCK OPTION COMPONENT OF THE 1996 PLAN

  The Committee may grant to a participant non-qualified stock options, Incentive Stock Options or a combination thereof. The terms and conditions of stock option grants including the quantity, price, waiting periods, and other conditions on exercise will be determined by the Committee. Incentive Stock Option grants are made in accordance with Section 422 of the Code.

  The exercise price for stock options will be determined by the Committee at its discretion, provided that the exercise price for each Incentive Stock Option is at least equal to 100% of the fair market value of a Common Stock on the date when the stock option is granted. Generally, no stock option may be exercised prior to six months from the date of grant.

  Upon a participant's termination of employment for any reason, any stock options which were not exercisable on the participant's termination date will expire. In the case of a participant who retires from the Company and continues to render significant services to the Company after retirement, the Committee, at its discretion, may permit the period during which the participant continues to render such services to the Company to count toward the participant's vesting requirement with respect to stock options that were not exercisable at the time of the participant's termination of employment.

  Upon a participant's termination of employment for reasons other than death, disability or normal retirement, stock options which were exercisable on the participant's termination date will expire three months from the date of termination, unless the right to exercise the options is extended by the Committee at its discretion. In general, upon a participant's termination by reason of death, disability or normal retirement, stock options which were exercisable on the participant's termination date may continue to be exercised by the participant (or the participant's beneficiary) for a period of five years from the date of the participant's termination of employment.

  Subject to the Committee's discretion, payment for Common Stock on the exercise of stock options may be made in cash, Common Stock, a combination of cash and Common Stock or in any other form of consideration acceptable to the Committee (including one or more "cashless" exercise forms).

  The Committee has the discretion to cause the Company to assist a participant in exercising stock options by lending sufficient cash to the participant or by guaranteeing a participant's bank loan. In such event, the Company would hold the shares acquired upon exercise of the option as security for repayment of the loan.

STOCK APPRECIATION RIGHT COMPONENT OF THE 1996 PLAN

  Stock Appreciation Rights ("SARs") may be granted by the Committee to a participant either separate from or in tandem with non-qualified stock options or Incentive Stock Options. SARs may be granted at the time of the stock option grant or, with respect to non-qualified stock options, at any time prior to the exercise of the stock option. A SAR entitles the participant to receive, upon its exercise, a payment equal to (i) the difference between the SAR exercise price and the fair market value of a share of Common Stock on the exercise date, times (ii) the number of shares of Common Stock with respect to which the SAR is exercised. Upon exercise of a SAR with respect to Common Stock, the number of shares of Common Stock covered by the SAR's related stock option, if any, are correspondingly reduced.

  SARs granted in tandem with options are generally governed by the same terms and conditions as govern the related stock option and may only be exercised to the extent the related stock option is exercisable. However, SARs which are granted in tandem with previously granted non-qualified stock options cannot be exercised prior to six months from the date of grant of the SAR.

  The exercise price of a SAR is determined by the Committee, but in the case of SARs granted in tandem with stock options, may not be less than the exercise price of the related stock option. Upon exercise of a SAR, payment will be made in cash or Common Stock, or a combination thereof, as determined at the discretion of the Committee.

RESTRICTED SHARE COMPONENT OF THE 1996 PLAN

  The Committee may award to a participant shares of Common Stock subject to specified restrictions ("Restricted Shares"). The Restricted Shares are subject to forfeiture if the participant does not meet certain conditions such as continued employment over a specified forfeiture period (the "Forfeiture Period") and/or the attainment of specified performance targets over the Forfeiture Period. The terms and conditions of Restricted Share awards are determined by the Committee, provided that, unless otherwise determined by the Board, the specified Forfeiture Period may not be less than one year.

  Participants who have been awarded Restricted Shares will have all of the rights of a holder of outstanding Common Stock, including the right to vote such shares and to receive dividends. During the Forfeiture Period, the Restricted Shares are nontransferable and may be held in custody by the Company or its designated agent, or if the certificate is properly legended, by the participant. Upon the lapse or release of all restrictions, an unrestricted certificate will be provided to the participant.

  The Committee, at its sole discretion, may waive all restrictions with respect to a Restricted Share award under certain circumstances (including the death, disability, or retirement of a participant, or a material change in circumstances arising after the date of grant) subject to such terms and conditions as it deems appropriate.

PERFORMANCE AWARD COMPONENT OF THE 1996 PLAN

  The Committee may grant performance awards to participants under such terms and conditions as the Committee deems appropriate. A performance award entitles a participant to receive a payment from the Company, the amount of which is based upon the attainment of predetermined performance targets over a specified award period. Performance awards may be made in conjunction with Restricted Share awards. Performance awards may be paid in cash, Common Stock or a combination thereof, as determined by the Committee.

  Award periods will be established at the discretion of the Committee. The performance targets will also be determined by the Committee and may, but need not include specified levels of earnings per share, return on investment, return on shareholders' equity and/or such other goals related to the Company's or the individual's performance as are deemed appropriate by the Committee. When circumstances occur which cause predetermined performance targets to be an inappropriate measure of achievement, the Committee, at its discretion, may adjust the performance targets.

  If the minimum performance targets established by the Committee are not met, no payment will be made to the participant. If the performance targets are fully achieved, 100% of the performance award will be paid to the participant. The Committee may also provide for payment of up to 150% of a performance award for achievement which exceeds the performance targets.

  If a participant terminates employment prior to the end of an award period, the participant generally will forfeit all rights to any performance award, unless otherwise provided by the Committee. The Committee, at its discretion, may determine to pay all or any portion of a performance award to a participant who has terminated employment prior to the end of an award period under certain circumstances (including death, disability, retirement or a material change in circumstances arising after the date of grant), provided that the participant completed at least one year of employment following the grant of the award.

OTHER AWARDS

  The Committee is authorized to grant any other cash awards, Common Stock awards or other types of awards which are valued in whole or in part by reference to the value of Common Stock. The terms and conditions of such awards and the participants eligible for such awards will be determined by the Committee at its discretion.

CHANGE IN CONTROL

  In general, events which constitute a change in control ("Change in Control") include: (i) acquisition by a person, other than the Company, one of its subsidiaries or a Company benefit plan, of 30% or more of the Common Stock;
(ii) the individuals who constitute the Board as of the effective date of the 1996 Plan (the "Incumbent Board") no longer constitute at least a majority of the Board without prior approval by a majority vote of the Incumbent Board or by a stockholder beneficially owning in excess of 40% of the Outstanding Common Stock on the effective date of the 1996 Plan and at the date of such nomination or election; (iii) approval by the shareholders of the Company of a reorganization, merger or consolidation; or (iv) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company or sale or other disposition of 60% or more by value of the assets of the Company.

  In the event of a Change in Control, stock options and SARs immediately become exercisable, the restrictions on all Restricted Shares lapse and all performance awards immediately become payable.

TAX CONSEQUENCES

  The following is a summary of the principal federal income tax consequences of 1996 Plan benefits under present tax law. The summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences.

  STOCK OPTIONS. No tax is incurred by the participant (or expense deductible by the Company) upon the grant of a nonqualified stock option. At the time of exercise of such an option, the difference between the exercise price and the fair market value of Common Stock will constitute ordinary income to the participant. The Company will be allowed a deduction equal to the amount of ordinary income recognized by the participant. In the case of Incentive Stock Options, although no income is recognized upon exercise and the Company is not entitled to a deduction, the excess of the fair market value of Common Stock on the date of exercise over the exercise price is counted in determining the participant's alternative minimum taxable income. If the participant does not dispose of the shares acquired on the exercise of an Incentive Stock Option within one year after their receipt (and within two years after the grant of the stock option), gain or loss recognized on the disposition of the shares will be treated as long-term capital gain or loss.

  In the event of an earlier disposition, the participant may recognize ordinary income, to the extent of the excess of the fair market value of the Common Stock on the date of exercise over the exercise price, and capital gain, to the extent of the excess of the amount realized on the sale of the Common Stock over the optionee's basis in the Common Stock (generally, the exercise price plus any ordinary income paid with respect to such earlier disposition) and the Company will be entitled to a deduction, equal to the amount of ordinary income recognized by the participant, when recognized by the participant. Whether the capital gain recognized is long-term or short-term will depend upon whether the one-year capital gain holding period has been met.

  SARS. The participant will not recognize any income at the time of grant of a SAR. Upon the exercise of a SAR, the cash and the value of any Common Stock received will constitute ordinary income to the participant. The Company will be entitled to a deduction in the amount of such income at the time of exercise.

  RESTRICTED SHARES. A participant will normally not recognize taxable income upon an award of Restricted Shares, and the Company will not be entitled to a deduction until the lapse of the restrictions. Upon lapse of restrictions, the participant will then recognize ordinary taxable income in an amount equal to the fair market value of the Common Stock as to which the restrictions have lapsed, and the Company will be entitled to a deduction in the same amount. However, a participant may elect under Section 83(b) of the Internal Revenue Code to recognize taxable ordinary income in the year the Restricted Shares are awarded in an amount equal to the fair market value of the shares at that time, determined without regard to the restrictions. In such event, the Company will then be entitled to a deduction in the same amount. Any gain or loss subsequently recognized by the participant will be a capital gain or loss. If, after making a Section 83(b) election, any Restricted Shares are forfeited, or if the fair market value at vesting is lower than the amount on which the participant was taxed, the participant cannot then claim a tax deduction for the loss.

  PERFORMANCE AWARDS AND OTHER STOCK-BASED AWARDS. Normally, a participant will not recognize taxable income upon the award of such grants. Subsequently, when the conditions and requirements for the grants have been satisfied and the payment determined, any cash received and the fair market value of any Common Stock received will constitute ordinary income to the participant. The Company will also then be entitled to a deduction in the same amount.

  ALL AWARDS. The Committee has discretion as to any award under the 1996 Plan to award a participant a separate cash amount at exercise, vesting or lapse of restrictions to meet mandatory tax withholding obligations or reimburse for any individual taxes paid.



  BENEFITS UNDER THE 1996 PLAN. No awards have been granted to date under the 1996 Plan and the benefits to be received under the 1996 Plan by any particular person are not determinable at this time.

RECOMMENDATION

  The Board, believing that the Company and its shareholders will benefit from the adoption of the 1996 Plan, hereby recommends a vote FOR the 1996 Plan, as set forth in Exhibit A, which will be submitted to the stockholders for approval at the Annual Meeting of Stockholders on April 24, 1996.

  Approval of the 1996 Plan requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present either in person or by proxy and entitled to vote at the 1996 Annual Meeting of Stockholders.


                           CHANGE IN CONTROL AGREEMENT

  On January 15, 1996, the Board of Directors approved a Change in Control

Agreement (the "Agreement" or "Agreements") with each of the three current officers named in the summary compensation table. The purpose of the Agreement is to reenforce and encourage the officers to maintain objectivity and a high level of attention to their duties without distraction from the possibility of a change in control. These Agreements provide that each officer is entitled to certain benefits (the "Severance Benefits") in the event that a change in control of the Company, as that term is defined in the Agreement and summarized below, shall occur and within two years after the change in control either of the following shall occur: (i) an involuntary termination of the officer's employment with the Company without Cause as that term is defined in the Agreements and summarized below; or (ii) a voluntary termination of the officer's employment with the Company for Good Reason, as that term is defined in the Agreements and summarized below.

  The Severance Benefits include: (i) a lump sum severance payment within thirty days of the effective date of termination equal to 2.99 times the sum of his annual salary and average bonus; (ii) a payment equal to the officer's unpaid salary, accrued but unused vacation pay and earned but unpaid bonuses, all other cash entitlements through the effective date of termination and (iii) an amount equal to the aggregate amount of matching contributions that would be credited to the officer under the Fansteel Savings and Profit Sharing Plan (the "Plan") for the three years following the effective date of termination. In addition, for a period of eighteen months, the Company must continue to provide all welfare benefits, including medical, dental, vision, life and disability benefits pursuant to plans under which the officer and/or his family were entitled to participate at the same levels and same costs to the officer as existed at the date of the change in control.

  If tax counsel selected by the Company and reasonably acceptable to the officer determines that any portion of any payment under the Agreement would constitute an "excess parachute payment" as defined in the Internal Revenue Code, then the payments to be made to the officer shall be reduced (but not below zero) such that the value of the aggregate payments that the officer is entitled to receive under the Agreement and any other agreement, plan or program of the Company, shall be one dollar ($1.00) less than the maximum amount of payments which the officer may receive without becoming subject to the tax imposed by Section 4999 of the Internal Revenue Code.

  Under the Agreements, certain terms are defined which are summarized as follows: Change in control is deemed to occur upon (i) the acquisition (other than from the Company) by any person or group of 30% or more of the outstanding common stock or voting securities of the Company, other than by a Company benefit plan or where the acquiror has substantially similar ownership as the Company; (ii) a significant change in the Company's Board of Directors not approved by the incumbent Board or a stockholder owning in excess of 40% of the Company's common stock on the date of the agreement; (iii) shareholder approval of certain significant reorganizations, mergers and similar transactions involving the Company; or (iv) shareholder approval of a complete liquidation or dissolution of the Company or the sale of 60% or more by value of the Company's assets. Cause includes: (i) conviction or plea of no contest to a felony or a misdemeanor involving moral turpitude; (ii) dishonesty or breach of trust by the officer which is injurious to the Company; or (iii) wilful misconduct by the officer in the performance of his duties. The term Good Reason includes: (i) a material reduction in the officer's duties, authorities and responsibilities;
(ii) a relocation of the officer's place of work by more than 35 miles; (iii) a material reduction of the officer's compensation or benefits; or (iv) failure to obtain a successor's assumption of the Company's obligations under the Agreement or a purported termination of the officer not in accordance with the Agreement.


                              SELECTION OF AUDITORS

  The Board, upon recommendation of the Audit Committee, favors ratification of the appointment of Ernst & Young LLP, Certified Public Accountants, as auditors for the Company for the year ending December 31, 1996. Representatives of Ernst & Young LLP are expected to attend the meeting; they will be given the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.


                              STOCKHOLDER PROPOSALS

  In the event a stockholder desires to make a proposal for the Company's Annual Meeting scheduled for April 16, 1997, the proposal must be submitted to the Secretary of the Company by November 21, 1996.


                            FORM 10-K ANNUAL REPORTS

  The Company will furnish to any stockholder upon request and without charge a copy of the Company's Annual Report on Form 10-K for the year 1995. Requests for said Report must be in writing and directed to the attention of the Secretary of the Company at the address set forth in the Notice of Meeting immediately preceding this Proxy Statement, and must contain a representation by the person requesting said Report that such person was the beneficial owner of securities of the Company on March 1, 1996.

  Stockholders who do not expect to attend the meeting in person are urged to vote, date, sign and return the enclosed Proxy in the enclosed self-addressed envelope, which requires no postage if mailed in the United States.

                                             By order of the Board of Directors,

                                                       W. D. Jarosz
                                           President and Chief Executive Officer
March 22, 1996



                                    EXHIBIT A

                                  FANSTEEL INC.

                          1996 LONG-TERM INCENTIVE PLAN

                                    ARTICLE I

                        PURPOSE AND ADOPTION OF THE PLAN

     1.01 PURPOSE. The purpose of the Fansteel Inc. 1996 Long-Term Incentive Plan (hereinafter referred to as the "Plan") is to assist in attracting and retaining highly competent employees and to act as an incentive in motivating selected officers and other key employees of the Company and its Subsidiaries to achieve long-term corporate objectives.

     1.02 ADOPTION AND TERM. The Plan has been approved by the Board of Directors (the "Board") effective as of February 20, 1996, but is subject to the approval of the Company's shareholders. The Plan shall remain in effect until terminated by action of the Board; provided, however, that no Incentive Stock Option may be granted hereunder after April 24, 2006.


                                   ARTICLE II
                                   DEFINITIONS
     For the purpose of this Plan, capitalized terms shall have the following meanings:

     2.01 AWARD means any one or a combination of Non-Qualified Stock Options or Incentive Stock Options described in Article VI, Stock Appreciation Rights described in Article VI, Restricted Shares described in Article VII, Performance Awards described in Article VIII, Awards of cash or any other Award made under the terms of the Plan.

     2.02 AWARD AGREEMENT means a written agreement between the Company and a Participant or a written acknowledgment from the Company to a Participant specifically setting forth the terms and conditions of an Award granted under the Plan.

     2.03 AWARD PERIOD means, with respect to an Award, the period of time set forth in the Award Agreement during which specified target performance goals must be achieved or other conditions set forth in the Award Agreement must be satisfied.

     2.04 BENEFICIARY means an individual, trust or estate who or which, by a written designation of the Participant filed with the Company or by operation of law, succeeds to the rights and obligations of the Participant under the Plan and the Award Agreement upon the Participant's death.

     2.05 BOARD means the Board of Directors of the Company.

     2.06 CHANGE IN CONTROL means, and shall be deemed to have occurred upon the occurrence of, any one of the following events:

          (a) The acquisition in one or more transactions, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of either (i) 30% or more of the outstanding Common Stock of the Company (the "Outstanding Common Stock") or 30% or more of the Company Voting Securities; provided, however, that the following shall not constitute a Change in Control: any acquisition by
     (1) the Company or any of its subsidiaries, any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries, or (2) any corporation with respect to which, following such acquisition, more than 70% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and Company Voting Securities immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the Outstanding Common Stock and Company Voting Securities, as the case may be; or

          (b) Individuals who constitute the Board as of the effective date of this Plan (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date of this Agreement whose election or nomination for election by the Company was approved by a vote of at least a majority of the directors then comprising the Incumbent Board or was approved by a stockholder beneficially owning in excess of 40% of the Outstanding Common Stock at the date hereof and at the date of such nomination or election (unless such nomination or election (i) was at the request of an unrelated third party who has taken steps reasonably calculated to effect a Change in Control, or (ii) otherwise arose in connection with or in anticipation of the Change in Control) shall be considered as though such individual were a member of the Incumbent Board; or

          (c) Approval by the shareholders of the Company of a reorganization, merger or consolidation, unless, following such reorganization, merger or consolidation, all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Common Stock and Company Voting Securities immediately prior to such reorganization, merger or consolidation, following such reorganization, merger or consolidation beneficially own, directly or indirectly, more than 70% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation in substantially the same proportion as their ownership of the Outstanding Common Stock and Company Voting Securities immediately prior to such reorganization, merger or consolidation, as the case may be; or

          (d) Approval by the shareholders of the Company of (i) a complete liquidation or dissolution of the Company or (ii) a sale or other disposition of 60% or more by value of the assets of the Company other than to a corporation with respect to which, following such sale or disposition, more than 70% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and Company Voting Securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the Outstanding Common Stock and Company Voting Securities, as the case may be, immediately prior to such sale or disposition.

     2.07 CODE means the Internal Revenue Code of 1986, as amended. References to a section of the Code shall include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes said section

     2.08 COMMITTEE means the Committee defined in Section 3.01.

     2.09 COMPANY means Fansteel Inc., a Delaware corporation, and its successors.

     2.10 COMMON STOCK means Common Stock of the Company, par value $2.50 per share.

     2.11 COMPANY VOTING SECURITIES means the combined voting power of all outstanding voting securities of the Company entitled to vote generally in the election of directors to the Board.

     2.12 DATE OF GRANT means the date designated by the Committee as the date as of which it grants an Award, which shall not be earlier than the date on which the Committee approves the granting of such Award

     2.13 EXCHANGE ACT means the Securities Exchange Act of 1934, as amended.

     2.14 EXERCISE PRICE means, with respect to a Stock Appreciation Right, the amount established by the Committee in the Award Agreement which is to be subtracted from the Fair Market Value on the date of exercise in order to determine the amount of the payment to be made to the Participant, as further described in Section 6.02(b).

     2.15 FAIR MARKET VALUE means, on any date, the average of the high and low quoted sales prices of a share of Common Stock, as reported on the Composite Tape for New York Stock Exchange Listed Companies, on such date or, if there were no sales on such date, on the last date preceding such date on which a sale was reported.

     2.16 INCENTIVE STOCK OPTION means a stock option within the meaning of
Section 422 of the Code.

     2.17 MERGER means the Merger defined in Section 2.06(c).

     2.18 NON-QUALIFIED STOCK OPTION means a stock option which is not an

Incentive Stock Option.

     2.19 NORMAL RETIREMENT DATE means the date designated as the normal retirement date under a pension plan or arrangement of the Company or one of its Subsidiaries in which the Participant participates.

     2.20 OPTIONS means all Non-Qualified Stock Options and Incentive Stock Options granted at any time under the Plan.

     2.21 OTHER RETIREMENT DATE means a date earlier than a Participant's Normal Retirement Date which is specifically designated by the Committee to be the date upon which a Participant retires for purposes of this Plan.

     2.22 OUTSTANDING COMMON STOCK means, at any time, the issued and outstanding shares of Common Stock.

     2.23 PARTICIPANT means a person designated to receive an Award under the Plan in accordance with Section 5.01.

     2.24 PERFORMANCE AWARDS means Awards granted in accordance with
Article VIII.

     2.25 PLAN means the Fansteel Inc. 1996 Long-Term Incentive Plan as described herein, as the same may be amended from time to time.

     2.26 PURCHASE PRICE, with respect to Options, shall have the meaning set forth in Section 6.01 (b).

     2.27 RESTRICTED SHARES means Common Stock subject to restrictions imposed in connection with Awards granted under Article VII.

     2.28 RULE 16B-3 means Rule 16b-3 promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, as the same may be amended from time to time, and any successor rule.

     2.29 STOCK APPRECIATION RIGHTS means Awards granted in accordance with
Article VI.

     2.30 SUBSIDIARY means a subsidiary of the Company within the meaning of
Section 424(f) of the Code

     2.31 TERMINATION OF EMPLOYMENT means the voluntary or involuntary termination of a Participant's employment with the Company or a Subsidiary for any reason, including death, disability, retirement or as the result of the divestiture of the Participant's employer or any similar transaction in which the Participant's employer ceases to be the Company or one of its Subsidiaries. Whether entering military or other government service shall constitute Termination of Employment, or whether a Termination of Employment shall occur as a result of disability, shall be determined in each case by the Committee in its sole discretion.


                                   ARTICLE III

                                 ADMINISTRATION

     3.01 COMMITTEE. The Plan shall be administered by the Compensation and Nominating Committee of the Board ("Committee") (If at any time the Committee ceases to exist or if at any time the Committee shall not comply with the disinterested administration requirements of Rule 16b-3, the Board shall select a committee to administer the Plan comprised of not less than two members of the Board who are disinterested under the requirements of Rule 16b-3). The Committee shall have exclusive and final authority in each determination, interpretation or other action affecting the Plan and its Participants. The Committee shall have the sole discretionary authority to interpret the Plan, to establish and modify administrative rules for the Plan, to impose such conditions and restrictions on Awards as it determines appropriate, to cancel Awards (including those made pursuant to other plans of the Company) and to substitute new Options for previously awarded Options which, at the time of such substitution, have an exercise price in excess of the Fair Market Value of the underlying Common Stock (including options granted under other incentive compensation programs of the Company) with the consent of the recipient, and to take such steps in connection with the Plan and Awards granted hereunder as it may deem necessary or advisable. The Committee may, with respect to Participants who are not subject to Section 16(b) of the Exchange Act, delegate such of its powers and authority under the Plan as it deems appropriate to designated officers or employees of the Company.


                                   ARTICLE IV

                                     SHARES

     4.01 NUMBER OF SHARES ISSUABLE.  Subject to adjustments as provided in
Section 10.07, the shares to be offered under the Plan shall be authorized and unissued Common Stock, or issued Common Stock which shall have been reacquired by the Company. The total number of shares initially authorized to be issued under the Plan shall be 400,000 shares of Common Stock, which limit may be increased from time to time in the future by action of the Board subject to
Section 10.15(a).

     4.02 SHARES SUBJECT TO TERMINATED AWARDS. Common Stock covered by any unexercised portions of terminated Options (including canceled Options) granted under Article VI, Common Stock forfeited as provided in Section 7.02(a) and Common Stock subject to any Awards which are otherwise surrendered by the Participant may again be subject to new Awards under the Plan. Common Stock subject to Options, or portions thereof, which have been surrendered in connection with the exercise of Stock Appreciation Rights shall not be available for subsequent Awards under the Plan, but Common Stock issued in payment of such Stock Appreciation Rights shall not be charged against the number of shares of Common Stock available for the grant of Awards hereunder.


                                    ARTICLE V

                                  PARTICIPATION

     5.01 ELIGIBLE PARTICIPANTS. Participants in the Plan shall be such officers and other key employees of the Company and its Subsidiaries, whether or not members of the Board, as the Committee, in its sole discretion, may designate from time to time. The Committee's designation of a Participant in any year shall not require the Committee to designate such person to receive Awards or grants in any other year. The designation of a Participant to receive awards or grants under one portion of the Plan does not require the Committee to include such Participant under other portions of the Plan. The Committee shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective Awards. Notwithstanding any provision herein to the contrary, the Committee may grant Awards under the Plan to non-employees who, in the judgment of the Committee, render significant services to the Company or any of its Subsidiaries, on such terms and conditions as the Committee deems appropriate and consistent with the intent of the Plan. During the term of this Plan, no participant shall be granted awards in respect of more than 100,000 shares of Common Stock in any calendar year.


                                   ARTICLE VI

                   STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

6.01 OPTION AWARDS.

          (a) The Committee may grant, to such Participants as the

     Committee may select, Options entitling the Participant to purchase shares of Common Stock from the Company in such number, at such price, and on such terms and subject to such conditions, not inconsistent with the terms of this Plan, as may be established by the Committee. The terms of any Option granted under this Plan shall be set forth in an Award Agreement.

          (b) PURCHASE PRICE OF OPTIONS. The Purchase Price of each share of Common Stock which may be purchased upon exercise of any Option granted under the Plan shall be determined by the Committee; provided, however, that the Purchase Price of the Common Stock purchased pursuant to Options designated by the Committee as Incentive Stock Options shall be equal to or greater than the Fair Market Value on the Date of Grant as required under Section 422 of the Code. The Committee shall have the discretion to provide, in any Award Agreement related to an Option granted under the Plan, for a loan from the Company to a Participant of a cash amount, or a guaranty by the Company of payment by such Participant to a third party of a cash amount loaned by such party to such Participant sufficient to allow such Participant to purchase the Common Stock under such Option, with the Company retaining such Common Stock, or a portion thereof, as security until such loan is repaid or such guaranty expires.

          (c) DESIGNATION OF INCENTIVE STOCK OPTIONS. Except as otherwise expressly provided in the Plan, the Committee may designate, at the time of the grant of each Option, the Option as an Incentive Stock Option under Section 422 of the Code

               (i) INCENTIVE STOCK OPTION SHARE LIMITATION. No Participant may be granted Incentive Stock Options under the Plan (or any other plans of the Company and its Subsidiaries) which would result in shares with an aggregate Fair Market Value (measured on the Date of Grant) of more than $100,000 first becoming exercisable in any one calendar year.

               (ii) OTHER INCENTIVE STOCK OPTION TERMS. Whenever possible, each provision in the Plan and in every Option granted under this Plan which is designated by the Committee as an Incentive Stock Option shall be interpreted in such a manner as to entitle the Option to the tax treatment afforded by Section 422 of the Code. If any provision of this Plan or any Option designated by the Committee as an Incentive Stock Option shall be held not to comply with requirements necessary to entitle such Option to such tax treatment, then (A) such provision shall be deemed to have contained from the outset such language as shall be necessary to entitle the Option to the tax treatment afforded under
          Section 422 of the Code, and (B) all other provisions of this Plan and the Award Agreement relating to such Option shall remain in full force and effect. If any Award Agreement covering an Option designated by the Committee to be an Incentive Stock Option under this Plan shall not explicitly include any terms required to entitle such Incentive Stock Option to the tax treatment afforded by Section 422 of the Code, all such terms shall be deemed implicit in the designation of such Option and the Option shall be deemed to have been granted subject to all such terms.

          (d) RIGHTS AS A SHAREHOLDER. A Participant or a transferee of an Option pursuant to Section 10.04 shall have no rights as a shareholder with respect to Common Stock covered by an Option until the Participant or transferee shall have become the holder of record of any such shares, and no adjustment shall be made for dividends in cash or other property or distributions or other rights with respect to any such Common Stock for which the record date is prior to the date on which the Participant or a transferee of the Option shall have become the holder of record of any such shares covered by the Option;

     provided, however, that Participants are entitled to share adjustments to reflect capital changes under Section 10.07.


6.02 STOCK APPRECIATION RIGHTS.

          (a) STOCK APPRECIATION RIGHT AWARDS. The Committee is authorized to grant to any Participant one or more Stock Appreciation Rights. Such Stock Appreciation Rights may be granted either independent of or in tandem with Options granted to the same Participant. Stock Appreciation Rights granted in tandem with Options may be granted simultaneously with, or, in the case of Non-Qualified Stock Options, subsequent to, the grant to such Participant of the related Option; provided, however, that: (i) any Option covering any share of Common Stock shall expire and not be exercisable upon the exercise of any Stock Appreciation Right with respect to the same share, (ii) any Stock Appreciation Right covering any share of Common Stock shall expire and not be exercisable upon the exercise of any related Option with respect to the same share, and (iii) an Option and Stock Appreciation Right covering the same share of Common Stock may not be exercised simultaneously. Upon exercise of a Stock Appreciation Right with respect to a share of Common Stock, the Participant shall be entitled to receive an amount equal to the excess, if any, of (A) the Fair Market Value of a share of Common Stock on the date of exercise over (B) the Exercise Price of such Stock Appreciation Right established in the Award Agreement, which amount shall be payable as provided in Section 6.02(c).

          (b) EXERCISE PRICE. The Exercise Price established under any Stock Appreciation Right granted under this Plan shall be determined by the Committee, but in the case of Stock Appreciation Rights granted in tandem with Options shall not be less than the Purchase Price of the related Option. Upon exercise of Stock Appreciation Rights, the number of shares subject to exercise under any related Option shall automatically be reduced by the number of shares of Common Stock represented by the Option or portion thereof which are surrendered as a result of the exercise of such Stock Appreciation Rights.

          (c) PAYMENT OF INCREMENTAL VALUE. Any payment which may become due from the Company by reason of a Participant's exercise of a Stock Appreciation Right may be paid to the Participant as determined by the Committee (i) all in cash, (ii) all in Common Stock, or (iii) in any combination of cash and Common Stock. In the event that all or a portion of the payment is made in Common Stock, the number of shares of Common Stock delivered in satisfaction of such payment shall be determined by dividing the amount of such payment or portion thereof by the Fair Market Value on the Exercise Date. No fractional share of Common Stock shall be issued to make any payment in respect of Stock Appreciation Rights; if any fractional share would be issuable, the combination of cash and Common Stock payable to the Participant shall be adjusted as directed by the Committee to avoid the issuance of any fractional share.

6.03 TERMS OF STOCK OPTIONS AND STOCK APPRECIATION RIGHTS.

          (a) CONDITIONS ON EXERCISE. An Award Agreement with respect to Options or Stock Appreciation Rights may contain such waiting periods, exercise dates and restrictions on exercise (including, but not limited to, periodic installments) as may be determined by the Committee at the time of grant. No Option or Stock Appreciation Right may be exercised in whole or in part prior to six months from the Date of Grant thereof, except as set forth in Section 6.05.

          (b) DURATION OF OPTIONS AND STOCK APPRECIATION RIGHTS. Options and Stock Appreciation Rights shall terminate after the first to occur of the following events:

               (i) Expiration of the Option or Stock Appreciation Right as provided in the Award Agreement; or

               (ii) Termination of the Award as provided in
          Section 6.03(e), following the Participant's Termination of Employment; or

               (iii) In the case of an Incentive Stock Option, ten years from the Date of Grant; or

               (iv) Solely in the case of a Stock Appreciation Right granted in tandem with an Option, upon the expiration of the related Option.



          (c) ACCELERATION OF EXERCISE TIME. The Committee, in its sole discretion, shall have the right (but shall not in any case be obligated), exercisable at any time after the Date of Grant, to permit purchase of Common Stock subject to any Option or Stock Appreciation Right prior to the time such Option or Stock Appreciation Right would otherwise become exercisable under the terms of the Award Agreement; provided, however, that, in the case of Participants subject to
     Section 16(b) of the Exchange Act, in no event may there be an acceleration of exercise to a date prior to six months from the Date of Grant.

          (d) EXTENSION OF EXERCISE TIME. In addition to the extensions permitted under Section 6.03(e) in the event of Termination of Employment, the Committee, in its sole discretion, shall have the right (but shall not in any case be obligated), exercisable on or at any time after the Date of Grant, to permit any Option or Stock Appreciation Right granted under this Plan to be exercised after its expiration date described in Section 6.03(e), subject, however, to the limitations described in Section 6.03(b)(i), (iii), and (iv).

          (e) EXERCISE OF OPTIONS OR STOCK APPRECIATION RIGHTS UPON TERMINATION OF EMPLOYMENT.

               (i) TERMINATION OF VESTED OPTIONS AND STOCK
          APPRECIATION RIGHTS UPON TERMINATION OF EMPLOYMENT.

                    (a) TERMINATION.  In the event of Termination of
               Employment of a Participant other than by reason of death, disability or retirement on the Participant's Normal Retirement Date, to the extent the right to exercise the Option or Stock Appreciation Right has accrued at the date of Termination of Employment, the right of the Participant to exercise the Option or Stock Appreciation Right under the Plan shall terminate three months after the date of such Termination of Employment, unless otherwise provided by the Committee in accordance with Section 6.03(d).

                    (b) DISABILITY OR RETIREMENT.  Upon a Participant's
               Termination of Employment by reason of disability or retirement on or after the Participant's Normal Retirement Date, a Participant may, within five years after the Termination of Employment, exercise all or a part of his or her Options which were exercisable upon such Termination of Employment (or which became exercisable at a later date pursuant to Section 6.03(e)(ii)), and may, within six months after Termination of Employment, exercise all or a part of his or her Stock Appreciation Rights which he or she was entitled to exercise upon Termination of Employment (or which became exercisable at a later date pursuant to

               Section 6.03(e)(ii)). In no event, however, may any Option or Stock Appreciation Right be exercised later than the date described in Section 6.03(b)(i), (iii) or (iv).

                    (c) DEATH.  In the event of the death of a Participant
               while employed by the Company or a Subsidiary or within the additional period of time from the date of the Participant's Termination of Employment and prior to the expiration of the Option or Stock Appreciation Right as permitted in Section 6.03(e)(i)(B) above, to the extent the right to exercise the Option or Stock Appreciation Right accrued as of the date of such Termination of Employment and did not expire during such additional period and prior to the Participant's death, the right of the Participant's Beneficiary to exercise the Option under the Plan shall expire upon the expiration of five years from the date of the Participant's death (but in no event more than five years from the date of the Participant's Termination of Employment by reason of disability or retirement) or on the date of expiration of the Option determined pursuant to Section 6.03(b)(i), (iii) or (iv), whichever is earlier. Unless otherwise provided by the Committee in accordance with Section 6.03(d), Stock Appreciation Rights shall expire three months after the Participant's death.

               (ii) TERMINATION OF UNVESTED OPTIONS OR STOCK APPRECIATION RIGHTS UPON TERMINATION OF EMPLOYMENT. To the extent the right to exercise an Option or a Stock Appreciation Right, or any portion thereof, has not accrued as of the date of Termination of Employment, such right shall expire at the date of such Termination of Employment. Notwithstanding the foregoing, the Committee, within its discretion and under such terms as it deems appropriate, may permit a Participant who terminates employment on the Participant's Normal Retirement Date or Other Retirement Date and who will continue to render significant services to the Company or one of its Subsidiaries after his or her Termination of Employment, to continue vesting in his or her Options and Stock Appreciation Rights during the period in which the individual continues to render such services.

     6.04 EXERCISE PROCEDURES. Each Option and Stock Appreciation Right granted under the Plan shall be exercised by written notice to the Company which must be received by the officer or employee of the Company designated in the Award Agreement on or before the expiration date of the Award. The Purchase Price of shares purchased upon exercise of an Option granted under the Plan shall be paid in full in cash by the Participant pursuant to the Award Agreement; provided, however, that the Committee may (but shall not be required to) permit payment to be made by delivery to the Company of either (a) Common Stock (which may include Restricted Shares or shares issued in connection with the exercise of the Option, subject to such rules as the Committee deems appropriate) or (b) any combination of cash and Common Stock, or (c) such other consideration as the Committee deems appropriate and in compliance with applicable law (including payment in accordance with a cashless exercise program under which, if so instructed by the Participant, Common Stock may be issued directly to the Participant's broker or dealer upon receipt of a written notice of exercise from the Participant). In the event that any Common Stock shall be transferred to the Company to satisfy all or any part of the Purchase Price, the part of the Purchase Price deemed to have been satisfied by such transfer of Common Stock shall be equal to the product derived by multiplying the Fair Market Value as of the date of exercise times the number of shares of Common Stock transferred to the Company. The Participant may not transfer to the Company in satisfaction of the Purchase Price any fractional share of Common Stock. Any part of the Purchase Price paid in cash upon the exercise of any Option shall be added to the general funds of the Company and may be used for any proper corporate purpose. Unless the Committee shall otherwise determine, any Common Stock transferred to the Company as payment of all or part of the Purchase Price upon the exercise of any Option shall be held as treasury shares.

     6.05 CHANGE IN CONTROL. In the event of a Change in Control, all Options outstanding on the date of such Change in Control, and all Stock Appreciation Rights shall become immediately and fully exercisable. The provisions of this
Section 6.05 shall not be applicable to any Options or Stock Appreciation Rights granted to a Participant if any Change in Control results from such Participant's beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of Common Stock or Company Voting Securities.


                                   ARTICLE VII

                                RESTRICTED SHARES

     7.01 RESTRICTED SHARE AWARDS. The Committee may grant to any Participant an Award of Common Stock in such number of shares, and on such terms, conditions and restrictions (whether based on performance standards, periods of service or otherwise) as the Committee shall establish. The terms of any Restricted Share Award granted under this Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with this Plan

          (a) ISSUANCE OF RESTRICTED SHARES. As soon as practicable after the Date of Grant of a Restricted Share Award by the Committee, the Company shall cause to be transferred on the books of the Company, or its agent, Common Stock, registered on behalf of the Participant, evidencing the Restricted shares covered by the Award, but subject to forfeiture to the Company as of the Date of Grant if an Award Agreement with respect to the Restricted Shares covered by the Award is not duly executed by the Participant and timely returned to the Company. All Common Stock covered by Awards under this Article VII shall be subject to the restrictions terms and conditions contained in the Plan and the Award Agreement entered into by the Participant. Until the lapse or release of all restrictions applicable to an Award of Restricted Shares the share certificates representing such Restricted Shares may be held in custody by the Company, its designee, or, if the certificates bear a restrictive legend, by the Participant. Upon the lapse or release of all restrictions with respect to an Award as described in Section 7.01(d), one or more share certificates, registered in the name of the Participant, for an appropriate number of shares as provided in Section 7.01 (d), free of any restrictions set forth in the Plan and the Award Agreement shall be delivered to the Participant.

          (b) SHAREHOLDER RIGHTS. Beginning on the Date of Grant of the Restricted Share Award and subject to execution of the Award Agreement as provided in Section 7.01 (a), the Participant shall become a shareholder of the Company with respect to all shares subject to the Award Agreement and shall have all of the rights of a shareholder, including, but not limited to, the right to vote such shares and the right to receive dividends; provided, however, that any Common Stock distributed as a dividend or otherwise with respect to any Restricted Shares as to which the restrictions have not yet lapsed, shall be subject to the same restrictions as such Restricted Shares and held or restricted as provided in
     Section 7.01(a).

          (c) RESTRICTION ON TRANSFERABILITY. None of the Restricted Shares may be assigned or transferred (other than by will or the laws of descent and distribution, or to an inter vivos trust with respect to which the Participant is treated as the owner under Sections 671 through 677 of the
     Code), pledged or sold prior to lapse of the restrictions applicable thereto.

          (d) DELIVERY OF SHARES UPON VESTING. Upon expiration or earlier termination of the forfeiture period without a forfeiture and the satisfaction of or release from any other conditions prescribed by the Committee, or at such earlier time as provided under the provisions of

     Section 7.03, the restrictions applicable to the Restricted Shares shall lapse. As promptly as administratively feasible thereafter, subject to the requirements of Section 10.05, the Company shall deliver to the Participant or, in case of the Participant's death, to the Participant's Beneficiary, one or more share certificates for the appropriate number of shares of Common Stock, free of all such restrictions, except for any restrictions that may be imposed by law.

     7.02 TERMS OF RESTRICTED SHARES.

          (a) FORFEITURE OF RESTRICTED SHARES. Subject to Sections 7.02(b) and 7.03, all Restricted Shares shall be forfeited and returned to the Company and all rights of the Participant with respect to such Restricted Shares shall terminate unless the Participant continues in the service of the Company or a Subsidiary as an employee until the expiration of the forfeiture period for such Restricted Shares and satisfies any and all other conditions set forth in the Award Agreement. The Committee shall determine the forfeiture period (which may, but need not, lapse in installments) and any other terms and conditions applicable with respect to any Restricted Share Award, provided that, unless otherwise authorized by the Board, such forfeiture period shall not be less than one year from the Date of Grant.

          (b) WAIVER OF FORFEITURE PERIOD. Notwithstanding anything contained in this Article VII to the contrary, the Committee may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any Award Agreement under appropriate circumstances (including the death, disability or retirement of the Participant or a material change in circumstances arising after the date of an Award) and subject to such terms and conditions (including forfeiture of a proportionate number of the Restricted Shares) as the Committee shall deem appropriate, provided that the Participant shall at that time have completed at least one year of employment after the Date of Grant. Waiver of the forfeiture period and any other conditions set forth in an Award Agreement prior to the Participant's completion of one year of employment after the Date of Grant may only be accomplished through action of the Board.

     7.03 CHANGE IN CONTROL. In the event of a Change in Control, and irrespective of whether or not the one-year period following the date of the Restricted Share Award required under the provisions of Section 7.02(a) has been met, all restrictions applicable to the Restricted Share Award shall terminate fully and the Participant shall immediately have the right to the delivery of share certificate or certificates for such shares in accordance with
Section 7.01(d).

                                  ARTICLE VIII

                               PERFORMANCE AWARDS

     8.01 PERFORMANCE AWARDS.

          (a) AWARD PERIODS AND CALCULATIONS OF POTENTIAL INCENTIVE AMOUNTS.
     The Committee may grant Performance Awards to Participants. A Performance Award shall consist of the right to receive a payment (measured by the Fair Market Value of a specified number of shares of Common Stock, increases in such Fair Market Value during the Award Period or a fixed cash amount) contingent upon the extent to which certain predetermined performance targets have been met during an Award Period. Performance Awards may be made in conjunction with, or in addition to, Restricted Share Awards made under Article VII The Award Period shall be one or more calendar years as determined by the Committee. The Committee, in its discretion and under such terms as it deems appropriate, may permit newly eligible employees, such as those who are promoted or newly hired, to receive Performance Awards after an Award Period has commenced.

          (b) PERFORMANCE TARGETS.  The performance targets may include specified levels of earnings per share, return on investment, return on shareholder equity and/or such other goals related to the performance of the Company or the performance of a Participant as may be established by the Committee in its discretion. The performance targets established by the Committee may vary for different Award Periods and need not be the same for each Participant receiving a Performance Award in an Award Period. The Committee, in its discretion, but only under extraordinary circumstances as determined by the Committee, may change any prior determination of performance targets for any Award Period at any time prior to the final determination of the Award when events or transactions occur to cause the performance targets to be an inappropriate measure of achievement.

          (c) EARNING PERFORMANCE AWARDS. The Committee at the Date of Grant shall prescribe a formula to determine the percentage of the Performance Award to be earned based upon the degree of attainment of performance targets. In the event the minimum performance targets established by the Committee are not achieved, no payment shall be made to the Participant. In the event the performance targets are fully achieved, 100% of the Performance Award shall be paid to the Participant. The Committee may provide for grants up to a maximum of 150% of Performance Awards for achievement exceeding performance targets.

          (d) PAYMENT OF EARNED PERFORMANCE AWARDS. Payments of earned Performance Awards shall be made in cash or Common Stock, or a combination of cash and Common Stock, in the discretion of the Committee. Payment normally will be made as soon as is practicable following the end of an Award Period; provided, however, that the Committee may permit deferral of the payment of all or a portion of a Performance Award payable in cash upon the request of the Participant timely made in accordance with rules prescribed by the Committee. Deferred amounts may generate earnings for the Participant under the conditions of a separate agreement providing for such as approved by the Committee and executed by the Participant. The Committee, in its sole discretion, may also define such other conditions of payment of earned Performance Awards as it may deem desirable in carrying out the purposes of the Plan.

     8.02 TERMS OF PERFORMANCE AWARDS.

          (a) TERMINATION OF EMPLOYMENT.  Unless otherwise provided below or in
     Section 8.03, in the case of a Participant's Termination of Employment prior to the end of an Award Period, the Participant will not have earned any Performance Awards

          (b) RETIREMENT. If a Participant's Termination of Employment is because of retirement on a Normal Retirement Date or Other Retirement Date prior to the end of an Award Period, the Participant will not be paid any Performance Awards, unless the Committee, in its sole and exclusive discretion, determines that an Award should be paid. In such a case, the Participant shall be entitled to receive a pro-rata portion of his or her Award as determined under Subsection (d).

          (c) DEATH OR DISABILITY. If a Participant's Termination of Employment is due to death or disability (as determined in the sole and exclusive discretion of the Committee) following at least one year of participation in any Award Period, but prior to the end of an Award Period, the Participant or the Participant's personal representative shall be entitled to receive a pro-rata share of his or her Award as determined under Subsection (d).

          (d) PRO-RATA PAYMENT. The amount of any payment made to a Participant whose employment is terminated by retirement, death or disability (under circumstances described in Subsections (b) and (c)) will be the amount determined by multiplying the amount of the Performance Award which would have been earned, determined at the end of the Award Period, had such employment not been terminated, by a fraction, the numerator of which is the number of whole months such Participant was employed during the Award

     Period, and the denominator of which is the total number of months of the Award Period. Any such payment made to a Participant whose employment is terminated prior to the end of an Award Period under this Section 8.02 shall be made at the end of the respective Award Period, unless otherwise determined by the Committee in its sole discretion. Any partial payment previously made or credited to a deferred account for the benefit of a Participant as provided under Section 8.01(d) of the Plan shall be subtracted from the amount otherwise determined as payable as provided in this Section.

          (e) OTHER EVENTS.  Notwithstanding anything to the contrary in this
     Article VIII, the Committee may, in its sole and exclusive discretion, determine to pay all or any portion of a Performance Award to a Participant who has terminated employment prior to the end of an Award Period under certain circumstances (including the death, disability or retirement of the Participant or a material change in circumstances arising after the Date of Grant) and subject to such terms and conditions as the Committee shall deem appropriate, provided that the Participant shall have completed at his or her Termination of Employment at least one year of employment after the Date of Grant.

     8.03 CHANGE IN CONTROL. In the event of a Change in Control, and irrespective of whether or not the one-year period following the date of the Performance Award required under the provisions of Section 8.01 has been met, all Performance Awards for all Award Periods shall immediately become fully payable to all Participants and shall be paid to Participants within 30 days after such Change in Control.


                                   ARTICLE IX

                                  OTHER AWARDS

     9.01 GRANT OF OTHER AWARDS. Other Awards of cash, Awards of Common Stock, or Awards valued in whole or in part by reference to, or otherwise based on Common Stock, may be granted either alone or in addition to or in conjunction with other Awards under the Plan. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of shares of Common Stock to be granted pursuant to such Awards, and all other conditions of the Awards. Any such Award shall be confirmed by an Award Agreement executed by the Committee and the Participant, which Award Agreement shall contain such provisions as the Committee determines to be necessary or appropriate to carry out the intent of this Plan with respect to such Award.

     9.02 TERMS OF OTHER AWARDS. In addition to the terms and conditions specified in the Award Agreement, Awards made pursuant to this Article IX shall be subject to the following:

          (a) Any Common Stock subject to Awards made under this Article IX may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses; and

          (b) If specified by the Committee in the Award Agreement, the recipient of an Award under this Article IX shall be entitled to receive, currently or on a deferred basis, interest or dividends or dividend equivalents with respect to the Common Stock or other securities covered by the Award; and

          (c) The Award Agreement with respect to any Award shall contain provisions dealing with the disposition of such Award in the event of a Termination of Employment prior to the exercise, realization or payment of such Award, whether such termination occurs because of retirement, disability, death or other reason, with such provisions to take account of the specific nature and purpose of the Award.


                                    ARTICLE X

              TERMS APPLICABLE TO ALL AWARDS GRANTED UNDER THE PLAN

     10.01 PLAN PROVISIONS CONTROL AWARD TERMS. The terms of the Plan shall govern all Awards granted under the Plan, and in no event shall the Committee have the power to grant any Award under the Plan which is contrary to any of the provisions of the Plan. In the event any provision of any Award granted under the Plan shall conflict with any term in the Plan as constituted on the Date of Grant of such Award, the term in the Plan as constituted on the Date of Grant of such Award shall control. Except as provided in Section 10.03, the terms of any Award granted under the Plan may not be changed after the Date of Grant of such Award so as to materially decrease the value of the Award without the express written approval of the holder.

     10.02 AWARD AGREEMENT. No person shall have any rights under any Award granted under the Plan unless and until the Company and the Participant to whom such Award shall have been granted shall have executed and delivered an Award Agreement or received any other Award acknowledgment authorized by the Committee expressly granting the Award to such person and containing provisions setting forth the terms of the Award.

     10.03 MODIFICATION OF AWARD AFTER GRANT. No Award granted under the Plan to a Participant may be modified (unless such modification does not materially decrease the value of the Award) after the Date of Grant except by express written agreement between the Company and the Participant, provided that any such change (a) shall not be inconsistent with the terms of the Plan, and
(b) shall be approved by the Committee. No modifications may be made to any Awards granted to a Participant while the Participant is subject to
Section 16(b) of the Exchange Act except in compliance with Rule 16b-3.

     10.04 LIMITATION ON TRANSFER. Except as provided in Section 7.01(c) in the case of Restricted Shares, a Participant's rights and interest under the Plan may not be assigned or transferred other than by will or the laws of descent and distribution, and during the lifetime of a Participant, only the Participant personally (or the Participant's personal representative) may exercise rights under the Plan. The Participant's Beneficiary may exercise the Participant's rights to the extent they are exercisable under the Plan following the death of the Participant.

     10.05 TAXES. The Company shall be entitled, if the Committee deems it necessary or desirable, to withhold (or secure payment from the Participant in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Company with respect to any amount payable and/or shares issuable under such Participant's Award, or with respect to any income recognized upon a disqualifying disposition of shares received pursuant to the exercise of an Incentive Stock Option, and the Company may defer payment or issuance of the cash or shares upon exercise or vesting of an Award unless indemnified to its satisfaction against any liability for any such tax. The amount of such withholding or tax payment shall be determined by the Committee and shall be payable by the Participant at the time of issuance or payment (except as otherwise payable under Section 10.05(c)) in accordance with the following rules:

          (a) Unless otherwise provided by the Committee, with respect to Participants who are subject to the provisions of Section 16(b) of the Exchange Act on the date on which the withholding requirements apply, the Company shall withhold from such Award the appropriate number of shares of Common Stock, rounded up to the next whole share, whose Fair Market Value is equal to such amount, or, in the case of a cash payment, the amount of cash, as is determined by the Company to be sufficient to satisfy applicable tax withholding requirements.

          (b) With respect to Participants who are not subject to the provisions of Section 16(b) of the Exchange Act on the date on which the withholding requirements apply, the Participants shall have the right to elect to meet his or her withholding requirement through the method described in Subsection (a) above or by direct payment to the Company of the amount of any taxes required to be withheld with respect to such Award; provided however, that the payment of withholding requirements with respect to Restricted Share Awards shall be governed solely by the provisions of
     Section 7.01(d).

          (c) If permitted under applicable federal income tax laws, a Participant may elect to be taxed in the year in which an Award is made.
     If the Participant makes such an election, the Participant shall promptly notify the Company in writing and shall provide the Company with a copy of the executed election form as filed with the Internal Revenue Service by no later than thirty days from the Date of Grant. Promptly following such notification, the Participant shall pay directly to the Company the cash amount determined by the Company to be sufficient to satisfy applicable federal, state or local withholding tax requirements.

          (d) The Committee shall have the discretion as to any Award, to cause the Company to pay to tax authorities for the benefit of any Participant, or to reimburse such Participant for the individual taxes which are due on the grant, exercise or vesting of any share Award, or the lapse of any restriction on any share Award (whether by reason of a Participant s filing of an election under Section 83(b) of the Code or otherwise), including, but not limited to, Federal income tax, state income tax, local income tax and excise tax under Section 4999 of the Code, as well as for any such taxes as may be imposed upon such tax payment or reimbursement.

     10.06 SURRENDER OF AWARDS. Any Award granted under the Plan may be surrendered to the Company for cancellation on such terms as the Committee and the holder approve.

     10.07 ADJUSTMENTS TO REFLECT CAPITAL CHANGES.

          (a) RECAPITALIZATION. The number and kind of shares subject to outstanding Awards, the Purchase Price or Exercise Price for such shares, and the number and kind of shares available for Awards subsequently granted under the Plan shall be appropriately adjusted to reflect any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other change in capitalization with a similar substantive effect upon the Plan or the Awards granted under the Plan. The Committee shall have the power and sole discretion to determine the amount of the adjustment to be made in each case.

          (b) MERGER. After any Merger in which the Company is the surviving corporation, each Participant shall, at no additional cost, be entitled upon any exercise of all Option or receipt of other Award to receive (subject to any required action by shareholders, in lieu of the number of shares of Common Stock receivable or exercisable pursuant to such Award, the number and class of shares or other securities to which such Participant would have been entitled pursuant to the terms of the Merger if, at the time of the Merger, such Participant had been the holder of record of a number of shares equal to the number of shares receivable or exercisable pursuant to such Award. Comparable rights shall accrue to each Participant in the event of successive Mergers of the character described above.

          (c) OPTIONS TO PURCHASE SHARES OR STOCK OF ACQUIRED COMPANIES. After any Merger in which the Company or a Subsidiary shall be a surviving corporation, the Committee may grant substituted options under the provisions of the Plan, pursuant to Section 424 of the Code, replacing old options granted under a plan of another party to the Merger whose shares or stock subject to the old options may no longer be issued following the Merger. The foregoing adjustments and manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any such adjustments may provide for the elimination of any fractional shares which might otherwise become subject to any Options.

     10.08 NO RIGHT TO EMPLOYMENT. No employee or other person shall have any claim of right to be granted an Award under this Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or any of its Subsidiaries.

     10.09 AWARDS NOT INCLUDABLE FOR BENEFIT PURPOSES. Payments received by a Participant pursuant to the provisions of the Plan shall not be included in the determination of benefits under any pension, group insurance or other benefit plan applicable to the Participant which is maintained by the Company or any of its Subsidiaries, except as may be provided under the terms of such plans or determined by the Board.

     10.10 GOVERNING LAW. All determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Delaware and construed in accordance therewith.

     10.11 NO STRICT CONSTRUCTION. No rule of strict construction shall be implied against the Company, the Committee, or any other person in the interpretation of any of the terms of the Plan, any Award granted under the Plan or any rule or procedure established by the Committee.

     10.12 COMPLIANCE WITH RULE 16B-3. It is intended that the Plan be applied and administered in compliance with Rule 16b-3. If any provision of the Plan would be in violation of Rule 16b-3 if applied as written, such provision shall not have effect as written and shall be given effect so as to comply with Rule 16b-3, as determined by the Committee. The Board is authorized to amend the Plan and to make any such modifications to Award Agreements to comply with Rule 16b-3, as it may be amended from time to time, and to make any other such amendments or modifications as it deems necessary or appropriate to better accomplish the purposes of the Plan in light of any amendments made to Rule 16b-3.

     10.13 CAPTIONS. The captions (i.e., all Section headings) used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions have been used in the Plan.

     10.14 SEVERABILITY. Whenever possible, each provision in the Plan and every Award at any time granted under the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan or any Award at any time granted under the Plan shall be held to be prohibited by or invalid under applicable law, then (a) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (b) all other provisions of the Plan and every other Award at any time granted under the Plan shall remain in full force and effect.

     10.15 AMENDMENT AND TERMINATION.

          (a) AMENDMENT. The Board shall have complete power and authority to amend the Plan at any time and to add any other share award or other incentive compensation programs to the Plan as it deems necessary or appropriate and no approval by the shareholders of the Company or by any other person, committee or entity of any kind shall he required to make any amendment; provided, however, that the Board shall not, without the requisite affirmative approval of shareholders of the Company, make any amendment which requires shareholder approval under Rule 16b-3 or the Code, unless such compliance is no longer mandatory under Rule 16b-3, the Code or under any other applicable law or rule of any stock exchange which lists Common Stock or Company Voting Securities. No termination or amendment of the Plan may, without the consent of the Participant to whom any Award shall theretofore have been granted under the Plan, adversely affect the right of such individual under such Award. For the purposes of this section, an amendment to the Plan shall be deemed to have the affirmative approval of the shareholders of the Company if such amendment shall have been submitted for a vote by the shareholders at a duly called and constituted meeting of such shareholders at which a quorum is present and a majority of the votes cast with respect to such amendment at such meeting shall have been cast in favor of such amendment.

          (b) TERMINATION. The Board shall have the right and the power to terminate the Plan at any time. No Award shall be granted under the Plan after the termination of the Plan, but the termination of the Plan shall not have any other effect and any Award outstanding at the time of the termination of the Plan may be exercised after termination of the Plan at any time prior to the expiration date of such Award to the same extent such Award would have been exercisable had the Plan not terminated.